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                                                                    EXHIBIT 10.8

                              EMPLOYMENT STATEMENT

     AXIS Specially Limited, 106 Pitts Bay Road, Pembroke, Bermuda (the "Company") offers WILLIAM FISCHER (the "Employee") employment on the following terms and conditions:

1. POSITION. The Employee shall serve as an EXECUTIVE VICE PRESIDENT AND CHIEF REINSURANCE OFFICER with the Company and shall have such responsibilities, powers and duties as may from time to time be prescribed by his or her immediate supervisor to include setting policy for underwriting a diverse portfolio of worldwide reinsurance.

2. TERM OF EMPLOYMENT. The Employee's employment with the Company will commence on 26th November, 2001 (the "Commencement Date") and continue for three years, with automatic one-year renewals until terminated in accordance with
Section 5 of this Agreement or until termination of employment by reason of death or resignation of the Employee. Any contrary representations that have been made to the Employee are superseded by this offer. This Agreement is the full and complete agreement and understanding between the Employee and the Company.

3. WORKING CONDITIONS. Normal hours of employment are 9 a.m. to 5 p.m., Monday to Friday. You may be required to work additional hours as the duties of your position require. You will not receive additional compensation for working outside normal office hours. Currently, there is no collective bargaining agreement, probationary period or disciplinary and grievance procedure in place. You will be provided copies of such if established after the date of this agreement.

4. SALARY AND BENEFITS. The Employee will be paid a salary at the annual rate of United States $400,000 (Four Hundred Thousand dollars), payable monthly in arrears on the 24th day of the month or closest business day prior in accordance with the Company's standard payroll practices. In addition, the Employee and his or her family will be eligible for all benefit programs and perquisites (including, but not limited to, pension and retirement benefits, leaves of absence, vacation, and paid Bermuda public holidays, as outlined below) that are offered from time to time to similarly situated employees of the Company or are required by applicable law, as the case may be.

Bonus: You will be eligible to participate in such bonus scheme(s) as the Company may implement from time to time in its sole discretion. The nature and conditions of any scheme shall be entirely at the discretion of the Company. The Company is not under any obligation to implement any such bonus scheme. Where the Company chooses to implement such a bonus scheme, bonuses may or may not, in the Company's absolute discretion, be paid.

Pension: AXIS Specialty Limited has two pension plans with INVESCO: The AXIS Specialty Limited International Pension Plan Trust available to non-Bermudians and The Bermuda AXIS Specialty Limited Bermuda Pension Plan Trust available to Bermudians. The company contributes the equivalent of ten percent of your annual salary. The pension plans have a two year cliff vesting period.

The Employee's vacation entitlement is 20 working days per calendar year (pro-rated according to commencement date). You will be entitled to be paid for Bermuda statutory holidays as set out under the Public Holidays Act.

The employee will be permitted paid sick leave up to 10 working days after the first year of continuous employment.

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The Employee shall be entitled to a monthly housing allowance of United States
$17,000 and customary health and other benefits available to senior executives of the Company (to include education supplement, tax preparation supplement and electricity bill supplement). In addition, the Company shall pay the costs of two club memberships, home leave allowance of four return trips for the employee and their family (see Travel Policy for details), and $10,800 per annum towards the cost an automobile during the term of employment in accordance with special benefit arrangement to be adopted by the Company.

AXIS Specialty Limited adopts a smart casual dress code, although you are required to dress in business attire for business meetings.

5. TERMINATION OF EMPLOYMENT. The Employee's employment with the Company may be terminated with 120 days advance notice in accordance with the Employment Act 2000, to the extent required, or payment in lieu of notice, in the discretion of the Company. The employee must also give a minimum 120 days advance notice to the employer unless otherwise agreed between the employer and employee.

6. SEVERANCE BENEFITS. In cases of serious misconduct or repeated misconduct, as those terms are defined in Bermuda Employment Act 2000, the Employee's employment with the Company may be terminated without notice. The Company reserves the right to provide notice in accordance with the provisions set out in Clause 5 of this Statement of Employment (hereinafter the "Base Restricted Period") during which period the Contractual Restrictive Covenants set out in Clause 8 hereof will remain in effect for the period set out therein.

In all other circumstances upon termination of the Employee's employment with the Company the Employee will be entitled to Severance Benefits as set forth in the table attached hereto, for guidance only, as Appendix A and in accordance with the Employment Act 2000. In addition, the Contractual Restricted Covenants set out in clause 8 of the Statement of Employment will be in effect for the period set out therein and the Employee shall be entitled to the Contractual Notice Period as set out in Clause 5 of this Statement of Employment. In addition, the Company may in its absolute discretion provide the Employee with an additional notice period of up to 26 weeks (hereinafter referred to as the "Additional Restricted Period") during which period the Employee shall be entitled to receive base salary and provided always that such Additional Restricted Period when taken with the Base Restricted Period set out in Clause 5 shall not exceed 52 weeks in aggregate.

The Employee agrees that in consideration of the Company providing an Additional Restrictive Period the Employee will honor, during the said Additional Restrictive, Period the restrictions set out in Section 8 of this Statement of Employment.

In the event that there is a Change of Control of the Company as Change of Control is defined below, and the duties of the Employee are adversely affected in a material way or the Employee's employment with the Company is terminated without cause within six months of a "Change in Control" as defined below and then the severance benefit payable to the Employee pursuant to the first and/or second sentence of this Section 6 shall be in accordance with the terms of the Employment Act 2000 only.

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     "CHANGE IN CONTROL" will have the meaning ascribed to such term in the
AXIS Specialty Limited Long-Term Equity Compensation Plan, effective as of January 1,2002, as the same has been or may be amended from time to time.

7. SECRECY. During the Employee's employment with the Company or any of its subsidiaries and thereafter, the Employee agrees not to use or divulge to any person or entity any confidential information (including, but not limited to, processes, inventions, trade secrets, accounts, finances, and dealings) of the Company or any of its subsidiaries, customers, or clients.

8. NON-COMPETITION AND NON-SOLICITATION. As a separate and distinct agreement and undertaking, immediately following termination of employment hereunder and through the end of the Base Restricted Period or, to the extent the Company shall elect to extend such period in accordance with the proviso of the first sentence of Section 6 hereof, the Additional Restricted Period, the Employee agrees that he or she will not directly or indirectly (a) carry on or be engaged or concerned in any other business in Bermuda which competes with the Company or any of its subsidiaries if such competition is in the specific areas of responsibility of the Employee; (b) endeavor to solicit the employment of or interfere with or endeavor to entice away from the Company or any of its subsidiaries any person who is an employee of the Company or any of its subsidiaries; or (c) endeavor to entice away from the Company or any of its subsidiaries any persons or entities who are clients or customers of or otherwise in the habit of dealing with the Company or any of its subsidiaries.

9. DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT. Upon the termination of the Employee's employment with the Company or any of its subsidiaries for any reason, the Employee will promptly deliver to the Company all copies and embodiments, in whatever form or medium, of all confidential information or intellectual property of the Company or any of its subsidiaries, customers, or clients in the Employee's possession or within his or her control.

10. INTERPRETATION. This Agreement cancels any existing employment or service agreement or contract between the Company or any of its subsidiaries and the Employee, but without prejudice to any rights or obligations of either party under any such contract or arrangement which may have accrued up to the Commencement Date.

11. NOTICES. Any notice to be served hereunder to the Company at its registered office or to the Employee at his last known address, as the case may be, shall be deemed served two (2) business days after it is posted, where notice is sent by reputable express courier, and four(4) business days if sent by registered or certified mail, return receipt requested and postage prepaid. In proving such service it shall be sufficient to prove that the notice was properly addressed and put in the post.

12. LAW AND JURISDICTION. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the laws of Bermuda, without regard to principles of conflict of laws, and the parties to this Agreement hereby submit to the exclusive jurisdiction of the Bermuda courts to hear and decide any suit, action, or proceeding and to settle any disputes which may arise out of or in connection with this Agreement. This Agreement shall serve as a written statement of the terms of employment for purposes of the Bermuda Employment Act 2000 or other applicable law.

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                                   APPENDIX A

                                           Earned
                                         Salary and            Continued
                                           Accrued               Health               Severance
                                          Vacation              Benefits               Payment
          -----------------------------------------------------------------------------------------
          Termination for Cause by                      Provided (1 year; if paid
          the Company                      Payable         for by Mr. Fischer)        Not Payable

          Termination Without Cause
          by the Company                   Payable          Provided (1 year)           Payable

          Termination by Executive
          for Good Reason                  Payable          Provided (1 year)           Payable

          Termination by Executive                      Provided (1 year; if paid
          without Good Reason              Payable         for by Mr. Fischer)        Not Payable

"Severance Payment" means an amount in cash equal to Mr. Fischer's annual base salary for one year.

Health benefits will be accorded with respect to the Axis US Health plan & COBRA legislation.

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13.  SEVERABILITY. If any provisions of this Agreement or of a clause hereof is determined to be illegal or unenforceable by any court of law, or tribunal or other authority, the remaining provisions within that clause and the remainder of this Agreement shall be severable and enforceable in accordance with their terms, so long as this Agreement, without such terms or provisions, does not fail of its essential purpose.


IN WITNESS WHEREOF this Agreement has been executed by the parties hereto and is intended to be and is hereby delivered on the Commencement Date first written above.

Signed for and on behalf of:        )
                                    )
AXIS SPECIALTY LIMITED              )   EMPLOYEE
                                    )
/s/ John Charman                    )   /s/ William Fischer
----------------------              )   -----------------------
By:                                 )
Its                                 )
   ----------------------------     )